Exhibit 99.1

ARES CAPITAL CORPORATION DECLARES

FOURTH QUARTER 2016 DIVIDEND OF $0.38 PER SHARE

AND ANNOUNCES SEPTEMBER 30, 2016 FINANCIAL RESULTS

FOURTH QUARTER 2016 DIVIDEND DECLARED

New York, NY —November 2, 2016— Ares Capital Corporation (“Ares Capital”) (NASDAQ: ARCC) announced that its Board of Directors has declared a fourth quarter dividend of $0.38 per share, payable on December 30, 2016 to stockholders of record as of December 15, 2016.

SEPTEMBER 30, 2016 FINANCIAL RESULTS

Ares Capital also announced financial results for its third quarter ended September 30, 2016.

HIGHLIGHTS

Financial

	Q3-16		Q3-15
(dollar amounts in millions, except per share data)	Total Amount	Per Share(1)	Total Amount	Per Share(1)
Core EPS(2)		$0.43		$0.41
Net investment income	$137.7	$0.44	$130.5	$0.42
Net realized gains	$20.5	$0.06	$47.7	$0.15
Net unrealized losses	$(48.0)	$(0.15)	$(61.3)	$(0.20)
GAAP net income	$110.2	$0.35	$116.9	$0.37
Dividends declared and payable		$0.38		$0.38

		As of
(dollar amounts in millions, except per share data)		September 30, 2016	September 30, 2015	December 31, 2015
Portfolio investments at fair value		$8,804.7	$8,692.5	$9,055.5
Total assets		$9,135.9	$9,173.0	$9,506.8
Stockholders’ equity		$5,209.0	$5,279.8	$5,173.3
Net assets per share		$16.59	$16.79	$16.46

(1)                                 All per share amounts are basic and diluted.

(2)                                 Basic and diluted Core EPS is a non-GAAP financial measure. Core EPS is the net per share increase (decrease) in stockholders’ equity resulting from operations less professional fees and other costs related to the proposed acquisition of American Capital, Ltd. (the “American Capital Acquisition”), realized and unrealized gains and losses, any capital gains incentive fees attributable to such net realized and unrealized gains and losses and any income taxes related to such realized gains and losses. Basic and diluted GAAP EPS is the most directly comparable GAAP financial measure. Ares Capital believes that Core EPS provides useful information to investors regarding financial performance because it is one method Ares Capital uses to measure its financial condition and results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Reconciliations of basic and diluted Core EPS to the most directly comparable GAAP financial measure are set forth in Schedule 1 hereto.

Portfolio Activity

(dollar amounts in millions)	Q3-16	Q3-15	Q4-15
Portfolio Activity During the Period:
Gross commitments	$1,529.1	$1,523.9	$972.2
Exits of commitments	$1,499.2	$1,340.5	$569.1

Portfolio as of the End of the Period:
Number of portfolio company investments	215	216	218
Weighted average yield of debt and other income producing securities(3):
At amortized cost	9.7%	10.3%	10.1%
At fair value	9.8%	10.4%	10.3%
Weighted average yield on total investments(4):
At amortized cost	8.7%	9.4%	9.1%
At fair value	8.8%	9.3%	9.2%

(3)                                 Weighted average yield of debt and other income producing securities is computed as (a) the annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount or premium earned on accruing debt and other income producing securities divided by (b) the total accruing debt and other income producing securities at amortized cost or at fair value as applicable.

(4)                                 Weighted average yield on total investments is calculated as (a) the annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount or premium earned on accruing debt and other income producing securities divided by (b) the total investments at amortized cost or at fair value as applicable.

THIRD QUARTER 2016 OPERATING RESULTS

For the third quarter of 2016, Ares Capital reported GAAP net income of $110.2 million or $0.35 per share (basic and diluted), Core EPS(2) of $0.43 per share (basic and diluted), net investment income of $137.7 million, or $0.44 per share (basic and diluted), and net realized and unrealized losses of $27.5 million or $0.09 per share (basic and diluted).

Net income can vary substantially from period to period due to various factors, including the level of new investment commitments, the recognition of realized gains and losses and unrealized appreciation and depreciation. As a result, quarterly comparisons of net income may not be meaningful.

As of September 30, 2016, total assets were $9.1 billion, stockholders’ equity was $5.2 billion and net asset value per share was $16.59.

In the third quarter of 2016, Ares Capital made $1,529.1 million in new commitments, including commitments to 12 new portfolio companies and 14 existing portfolio companies. Such new commitments also include Ares Capital’s initial funding of the Senior Direct Lending Program, LLC (the “SDLP”), through which Ares Capital co-invests with Varagon Capital Partners (“Varagon”) and its clients, to fund first lien senior secured loans to 10 portfolio companies. Of the new commitments, all were sponsored transactions.  As of September 30, 2016, 148 separate private equity sponsors were represented in Ares Capital’s portfolio. Of the $1,529.1 million in new commitments made during the third quarter of 2016, 52% were in first lien senior secured loans, 23% were in second lien senior secured loans, 15% were in subordinated certificates of the SDLP, 7% were in senior subordinated debt, 2% were in preferred equity securities and 1% were in other equity securities.  Of these commitments, 90% were in floating rate debt securities, of which 83% contained interest rate floors and the remaining 17% were in the subordinated certificates of the SDLP to make co-investments with Varagon in floating rate first lien senior secured loans through the SDLP, all of which contained interest rate floors. Ares Capital may seek to sell all or a portion of these new investment commitments, although there can be no assurance that Ares Capital will be able to do so.

In the third quarter of 2016, significant new commitments included:

•                  $252 million in a first lien senior secured term loan and equity of a data visualization software provider;

•                  $227 million in the subordinated certificates of the SDLP to make co-investments with Varagon and its clients in first lien senior secured loans to 10 portfolio companies in a variety of industries;

•                  $215 million in first lien senior secured revolving, delayed draw and term loans, a senior subordinated loan and equity of an airport restaurant operator;

•                  $204 million in first lien senior secured revolving, delayed draw and term loans, a second lien senior secured term loan and equity of a dental services provider;

•                  $90 million in a senior subordinated delayed draw term loan of a gas turbine power generation facilities operator;

•                  $75 million in a second lien senior secured term loan of a manufacturer of athletic apparel;

•                  $66 million in a first lien senior secured term loan, a second lien senior secured term loan and equity of a real estate and facilities management software provider;

•                  $59 million in a second lien senior secured term loan of a rehabilitation supplies and equipment distributor; and

•                  $52 million in first lien senior secured delayed draw and term loans of an outsourced commercial linen and laundry service provider.

Also in the third quarter of 2016, Ares Capital exited approximately $1,499.2 million of investment commitments. Included in the $1,499.2 commitments exited were $528.9 million of investment commitments sold to the SDLP. Of the total investment commitments exited, 77% were first lien senior secured loans, 18% were second lien senior secured loans, 4% were senior subordinated debt and 1% were subordinated certificates of the Senior Secured Loan Program (the “SSLP”). Of the approximately $1,499.2 million of exited investment commitments, 98% were floating rate, 1% were fixed rate and 1% were on non-accrual status.

The fair value of Ares Capital’s portfolio investments at September 30, 2016 was $8.8 billion, including $7.9 billion in accruing debt and other income producing securities. The total portfolio investments at fair value were comprised of approximately 25% of first lien senior secured loans, 32% of second lien senior secured loans, 2% of subordinated certificates of the SDLP (the proceeds of which were applied to co-investments with Varagon and its clients in first lien senior secured loans through the SDLP), 22% of subordinated certificates of the SSLP (the proceeds of which were applied to co-investments with GE Global Sponsor Finance LLC and General Electric Capital Corporation in first lien senior secured loans through the SSLP), 8% of senior subordinated debt securities, 4% of preferred equity securities and 7% of other equity securities. As of September 30, 2016, the weighted average yield of debt and other income producing securities in the portfolio at fair value was 9.8%(3) (9.7% at amortized cost(3)), the weighted average yield on total investments in the portfolio at fair value was 8.8%(4) (8.7% at amortized cost(4)), and 80% of the total investments at fair value were in floating rate securities.

“We generated strong results in the third quarter with core earnings meaningfully in excess of our quarterly dividend and healthy origination activity with $1.5 billion in new commitments,” said Kipp deVeer, Chief Executive Officer of Ares Capital.  “Going forward, we remain very well positioned with our market leading direct lending platform, strong balance sheet and our newly launched, higher yielding Senior Direct Lending Program.  In addition, we are enthusiastic about the future value creation from our potential acquisition of American Capital, which we expect could generate meaningful earnings and net asset value accretion and strategic benefits for our shareholders in the next several years.”

PORTFOLIO QUALITY

Ares Capital Management LLC (“Ares Capital Management” or Ares Capital’s “investment adviser”) employs an investment rating system to categorize Ares Capital’s investments. In addition to various risk management and monitoring tools, Ares Capital’s investment adviser grades the credit risk of all investments on a scale of 1 to 4 no less frequently than quarterly. This system is intended primarily to reflect the underlying risk of a portfolio investment relative to Ares Capital’s initial cost basis in respect of such portfolio investment (i.e., at the time of origination or acquisition), although it may also take into account under certain circumstances the performance of the portfolio company’s business, the collateral coverage of the investment and other relevant factors. Under this system, investments with a grade of 4 involve the least amount of risk to Ares Capital’s initial cost basis. The trends and risk factors for this investment since origination or acquisition are generally favorable, which may include the performance of the portfolio company or a potential exit. Investments graded 3 involve a level of risk to Ares Capital’s initial cost basis that is similar to the risk to Ares Capital’s initial cost basis at the time of origination or acquisition. This portfolio company is generally performing as expected and the risk factors to Ares Capital’s ability to ultimately recoup the cost of Ares Capital’s investment are neutral to favorable. All investments or acquired investments in new portfolio companies are initially assessed a grade of 3. Investments graded 2 indicate that the risk to Ares Capital’s ability to recoup the initial cost basis of such investment has increased materially since origination or acquisition, including as a result of factors such as declining performance and non-compliance with debt covenants; however, payments are generally not more than 120 days past due. An investment grade of 1 indicates that the risk to Ares Capital’s ability to recoup the initial cost basis of such investment has substantially increased since origination or acquisition, and the portfolio company likely has materially declining performance. For debt investments with an investment grade of 1, most or all of the debt covenants are out of compliance and payments are substantially delinquent. For investments graded 1, it is anticipated that Ares Capital will not recoup Ares Capital’s initial cost basis and may realize a substantial loss of Ares Capital’s initial cost basis upon exit. For investments graded 1 or 2, Ares Capital’s investment adviser enhances its level of scrutiny over the monitoring of such portfolio company. The grade of a portfolio investment may be reduced or increased over time.

As of September 30, 2016 and December 31, 2015, the weighted average grade of the investments in Ares Capital’s portfolio at fair value was 3.0, and loans on non-accrual status represented 2.3% and 2.6%, respectively, of total investments at amortized cost (or 1.2% and 1.7%, respectively, at fair value).

LIQUIDITY AND CAPITAL RESOURCES

In September 2016, Ares Capital issued $600.0 million in aggregate principal amount of unsecured notes, which bear interest at a rate of 3.625% per year and mature on January 19, 2022 (the “January 2022 Notes”). The January 2022 Notes require payment of interest semi-annually, and all principal is due upon maturity. These notes are redeemable in whole or in part at any time at Ares Capital’s option at a redemption price equal to par plus a “make whole” premium, if applicable, as determined pursuant to the indenture governing the January 2022 Notes, and any accrued and unpaid interest. The January 2022 Notes were issued at a discount to the principal amount.

As of September 30, 2016, Ares Capital had $125.1 million in cash and cash equivalents and $3.8 billion in aggregate principal amount of debt outstanding ($3.7 billion in carrying value). Subject to leverage, borrowing base and other restrictions, Ares Capital had approximately $1.5 billion available for additional borrowings under its existing credit facilities and Small Business Administration-guaranteed debentures as of September 30, 2016.

THIRD QUARTER 2016 DIVIDEND

Ares Capital declared on August 3, 2016 a third quarter dividend of $0.38 per share for a total of approximately $119.3 million. The record date for this dividend was September 15, 2016 and the dividend was paid on September 30, 2016.

RECENT DEVELOPMENTS

On October 18, 2016, Ares Capital announced that it will hold a special meeting of stockholders on December 15, 2016 to seek approval of various matters necessary to complete the American Capital Acquisition.  On the same date, Ares Capital also announced that its registration statement on Form N-14, which includes a joint proxy statement of Ares Capital and American Capital, Ltd. and a prospectus of Ares Capital, had been declared effective by the Securities and Exchange Commission (“SEC”) and that the joint proxy statement/prospectus was first being mailed or otherwise delivered to stockholders on or about October 18, 2016. The joint proxy statement/prospectus contains important information about the American Capital Acquisition and the related stockholder approvals.

From October 1, 2016 through October 27, 2016, Ares Capital made new investment commitments of approximately $73 million, of which $67 million were funded. Of these new commitments, 71% were in second lien senior secured loans and 29% were in first lien senior secured loans. Of the approximately $73 million of new investment commitments, 100% were floating rate. The weighted average yield of debt and other income producing securities funded during the period at amortized cost was 9.7%. Ares Capital may seek to sell all or a portion of these new investment commitments, although there can be no assurance that Ares Capital will be able to do so.

From October 1, 2016 through October 27, 2016, Ares Capital exited approximately $182 million of investment commitments. Of these investment commitments, 43% were second lien senior secured loans, 40% were first lien senior secured loans and 17% were senior subordinated loans. Of the approximately $182 million of exited investment commitments, 60% were fixed rate and 40% were floating rate. The weighted average yield of debt and other income producing securities exited or repaid during the period at amortized cost was 9.6%. On the approximately $182 million of investment commitments exited from October 1, 2016 through October 27, 2016, Ares Capital recognized total net realized gains of approximately $21 million.

In addition, as of October 27, 2016, Ares Capital had an investment backlog and pipeline of approximately $540 million and $870 million, respectively. Investment backlog includes transactions approved by Ares Capital’s investment adviser’s investment committee and/or for which a formal mandate, letter of intent or signed commitment has been issued, and therefore Ares Capital believes are likely to close. Investment pipeline includes transactions where due diligence and analysis are in process, but no formal mandate, letter of intent or signed commitment has been issued. The consummation of any of the investments in this backlog and pipeline depends upon, among other things, one or more of the following: satisfactory completion of Ares Capital’s due diligence investigation of the prospective portfolio company, Ares Capital’s acceptance of the terms and structure of such investment and the execution and delivery of satisfactory transaction documentation. In addition, Ares Capital may sell all or a portion of these investments and certain of these investments may result in the repayment of existing investments. Ares Capital cannot assure you that Ares Capital will make any of these investments or that Ares Capital will sell all or any portion of these investments.

WEBCAST / CONFERENCE CALL

Ares Capital will host a webcast/conference call on Wednesday, November 2, 2016 at 12:00 p.m. (ET) to discuss its quarter ended September 30, 2016 financial results. PLEASE VISIT ARES CAPITAL’S WEBCAST LINK LOCATED ON THE HOME PAGE OF THE INVESTOR RESOURCES SECTION OF ARES CAPITAL’S WEBSITE FOR A SLIDE PRESENTATION THAT COMPLEMENTS THE EARNINGS CONFERENCE CALL.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of Ares Capital’s website at http://www.arescapitalcorp.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888) 317-6003. International callers can access the conference call by dialing +1 (412) 317-6061.  All callers will need to enter the Participant Elite Entry Number 2618707 followed by the # sign and reference “Ares Capital Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.  For interested parties, an archived replay of the call will be available approximately one hour after the end of the call through November 15, 2016 at 5:00 p.m. (Eastern Time) to domestic callers by dialing (877) 344-7529 and to international callers by dialing +1 (412) 317-0088.  For all replays, please reference conference number 10093115. An archived replay will also be available on a webcast link located on the Home page of the Investor Resources section of Ares Capital’s website.

ABOUT ARES CAPITAL CORPORATION

Ares Capital is a leading specialty finance company that provides one-stop debt and equity financing solutions to U.S. middle market companies, venture capital backed businesses and power generation projects. Ares Capital originates and invests in senior secured loans, mezzanine debt and, to a lesser extent, equity investments through its national direct origination platform. Ares Capital’s investment objective is to generate both current income and capital appreciation through debt and equity investments primarily in private companies. Ares Capital has elected to be regulated as a business development company (“BDC”) and as of September 30, 2016, was the largest BDC by total assets and market capitalization. Ares Capital is externally managed by a subsidiary of Ares Management, L.P. (NYSE:ARES), a publicly traded, leading global alternative asset manager. For more information about Ares Capital Corporation, visit www.arescapitalcorp.com. However, the contents of such website are not and should not be deemed to be incorporated by reference herein.

NO OFFER OR SOLICITATION

The information in this communication is for informational purposes only and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed transaction, Ares Capital has filed with the SEC a registration statement on Form N-14 (the “Registration Statement”) that includes a joint proxy statement of Ares Capital and American Capital (the “Joint Proxy Statement”) and that constitutes a prospectus of Ares Capital.  The Joint Proxy Statement and Registration Statement, as applicable, are first being mailed or otherwise delivered to stockholders on or about October 18, 2016. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT AND THE REGISTRATION STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT AMERICAN CAPITAL, ARES CAPITAL, THE PROPOSED TRANSACTION AND RELATED MATTERS.  Investors and security holders will be able to obtain the Joint Proxy Statement, the Registration Statement and other documents filed with the SEC by American Capital and Ares Capital, free of charge, from the SEC’s website at www.sec.gov and from either American Capital’s or Ares Capital’s websites at www.americancapital.com or at www.arescapitalcorp.com.  Investors and security holders may also obtain free copies of the Joint Proxy Statement, the Registration Statement and other documents filed with the SEC from American Capital by contacting American Capital’s Investor Relations Department at 1-301-951-5917 or from Ares Capital by contacting Ares Capital’s Investor Relations Department at 1-888-818-5298.

PARTICIPANTS IN THE SOLICITATION

American Capital, Ares Capital and their respective directors, executive officers, other members of their management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Ares Capital and American Capital stockholders in connection with the proposed transaction is set forth in the Joint Proxy Statement and Registration Statement filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Joint Proxy Statement and the Registration Statement when such documents become available. These documents may be obtained free of charge from the sources indicated above.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events, Ares Capital’s future performance or financial condition or the proposed transaction between American Capital Ltd. (“American Capital”) and Ares Capital. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. All statements, other than historical facts, including statements regarding the expected timing of the closing of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions; the expected benefits of the proposed transaction such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of the combined company following completion of the proposed transaction; and any assumptions underlying any of the foregoing, are forward-looking statements. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the transaction may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the proposed transaction, may require conditions, limitations or restrictions in connection with such approvals or that the required approval by the stockholders of each of American Capital and Ares Capital may not be obtained; (2) the risk that the mergers or other transactions contemplated by the merger agreement may not be completed in the time frame expected by American Capital and Ares Capital, or at all; (3) unexpected costs, charges or expenses resulting from the proposed transaction; (4) uncertainty of the expected financial performance of the combined company following completion of the proposed transaction; (5) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction or integrating the businesses of American Capital and Ares Capital; (6) the ability of the combined company to implement its business strategy; (7) difficulties and delays in achieving synergies and cost savings of the combined company; (8) inability to retain and hire key personnel; (9) the occurrence of any event that could give rise to termination of the merger agreement; (10) the risk that stockholder litigation in connection with the proposed transaction may affect the timing or occurrence of the contemplated merger or result in significant costs of defense, indemnification and liability; (11) evolving legal, regulatory and tax regimes; (12) changes in laws or regulations or interpretations of current laws and regulations that would impact Ares Capital’s classification as a business development company; (13) changes in general economic and/or industry specific conditions; and (14) other risk factors as detailed from time to time in American Capital’s and Ares Capital’s reports filed with the SEC, including American Capital’s and Ares Capital’s respective annual reports on Form 10-K for the year ended December 31, 2015, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC.  Ares Capital undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

CONTACT

Carl G. Drake

Jana Markowicz

Ares Capital Corporation

(888) 818-5298

ARES CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(in thousands, except per share data)

	As of
	September 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Total investments at fair value (amortized cost of $8,927,999 and $9,147,646, respectively)	$8,804,651	$9,055,496
Cash and cash equivalents	125,089	257,056
Interest receivable	120,665	137,968
Receivable for open trades	21,664	—
Other assets	63,789	56,292
Total assets	$9,135,858	$9,506,812
LIABILITIES
Debt	$3,720,916	$4,113,935
Base management fees payable	33,923	34,125
Income based fees payable	33,052	31,234
Capital gains incentive fees payable	50,963	42,265
Accounts payable and other liabilities	51,730	60,587
Interest and facility fees payable	32,170	51,007
Payable for open trades	4,125	327
Total liabilities	3,926,879	4,333,480
STOCKHOLDERS’ EQUITY
Common stock, par value $0.001 per share, 500,000 common shares authorized; 313,954 and 314,347 common shares issued and outstanding, respectively	314	314
Capital in excess of par value	5,312,800	5,318,277
Accumulated overdistributed net investment income	(3,262)	(894)
Accumulated net realized gains (losses) on investments, foreign currency transactions, extinguishment of debt and other assets	25,523	(53,013)
Net unrealized losses on investments, foreign currency and other transactions	(126,396)	(91,352)
Total stockholders’ equity	5,208,979	5,173,332
Total liabilities and stockholders’ equity	$9,135,858	$9,506,812
NET ASSETS PER SHARE	$16.59	$16.46

ARES CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
INVESTMENT INCOME
Interest income from investments	$199,834	$207,937	$610,979	$607,865
Capital structuring service fees	35,035	29,768	62,865	73,031
Dividend income	16,226	14,083	53,505	53,463
Management and other fees	3,879	6,148	13,506	18,421
Other income	3,696	3,012	11,127	10,894
Total investment income	258,670	260,948	751,982	763,674

EXPENSES
Interest and credit facility fees	43,300	56,618	138,877	171,614
Base management fees	33,923	33,284	103,126	100,221
Income based fees	33,052	31,842	91,097	90,156
Capital gains incentive fees	(5,491)	(2,628)	8,698	834
Administrative fees	3,433	3,545	10,198	10,515
Professional fees and other costs related to the American Capital Acquisition	2,699	—	10,710	—
Other general and administrative	6,488	6,926	20,814	22,652
Total expenses	117,404	129,587	383,520	395,992
NET INVESTMENT INCOME BEFORE INCOME TAXES	141,266	131,361	368,462	367,682
Income tax expense, including excise tax	3,570	884	12,772	7,025
NET INVESTMENT INCOME	137,696	130,477	355,690	360,657
NET REALIZED AND UNREALIZED GAINS (LOSSES) ON INVESTMENTS, FOREIGN CURRENCY AND OTHER TRANSACTIONS:
Net realized gains	20,562	47,737	78,536	103,739
Net unrealized losses	(48,017)	(61,355)	(35,044)	(96,600)
Net realized and unrealized gains (losses) on investments, foreign currency and other transactions	(27,455)	(13,618)	43,492	7,139
REALIZED LOSSES ON EXTINGUISHMENT OF DEBT	—	—	—	(3,839)
NET INCREASE IN STOCKHOLDERS’ EQUITY RESULTING FROM OPERATIONS	$110,241	$116,859	$399,182	$363,957
BASIC AND DILUTED EARNINGS PER COMMON SHARE	$0.35	$0.37	$1.27	$1.16
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING - BASIC AND DILUTED	313,954	314,469	314,067	314,350

SCHEDULE 1

Reconciliations of basic and diluted Core EPS to basic and diluted GAAP EPS

Reconciliations of basic and diluted Core EPS to basic and diluted GAAP EPS, the most directly comparable GAAP financial measure, for the three months ended September 30, 2016 and 2015 are provided below.

	For the Three Months Ended September 30,
	2016	2015
	(unaudited)	(unaudited)
Basic and diluted Core EPS(1)	$0.43	$0.41
Professional fees and other costs related to the American Capital Acquisition	(0.01)	—
Net realized and unrealized losses	(0.09)	(0.05)
Capital gains incentive fees attributable to net realized and unrealized gains and losses	0.02	0.01
Basic and diluted GAAP EPS	$0.35	$0.37

(1)                                 Basic and diluted Core EPS is a non-GAAP financial measure. Core EPS is the net per share increase (decrease) in stockholders’ equity resulting from operations less professional fees and other costs related to the proposed American Capital Acquisition, realized and unrealized gains and losses, any capital gains incentive fees attributable to such net realized and unrealized gains and losses and any income taxes related to such realized gains and losses. Basic and diluted GAAP EPS is the most directly comparable GAAP financial measure. Ares Capital believes that Core EPS provides useful information to investors regarding financial performance because it is one method Ares Capital uses to measure its financial condition and results of operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP.